UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 8, 2005
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-122743	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amended Current Report on Form 8K/A amends the Current Report on Form 8-K filed with the Commission on November 10, 2005. This Amended Current Report corrects the reporting of information under Section 8 - Other Events, Item 8.01 - Other Events, to reporting under Section 2 - Financial Information, Item 2.01 - Completion of Acquisition or Disposition of Assets.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets

We anticipate that our joint venture partner, Minto Builders (Florida), Inc., referred to herein as MB REIT, will purchase, from an unaffiliated third party, a fee simple interest in a commercial office complex in Hoffman Estates, Illinois for a cash purchase price of approximately $339 million. The complex, which has three office buildings, contains a total of approximately 1.69 million of gross leasable square feet.

Additionally, MB REIT acquired the following properties on the dates indicated below:

11500 Market Street Building; Jacinto City, Texas

On November 8, 2005, MB REIT purchased, from an unaffiliated third party, AK Hunting Bayou, L.C., a fee simple interest in an existing single-user building in Jacinto City, Texas for a cash purchase price of approximately $524,000.  The center contains approximately 2,719 of gross leasable square feet.

Blackhawk Town Center; Houston, Texas

On November 8, 2005, MB REIT purchased, from an unaffiliated third party, A-S 66 Batway 8 - Blackhawk, L.P., a fee simple interest in an existing retail center in Houston, Texas for a cash purchase price of approximately $22.5 million.  The center contains approximately 34,228 of gross leasable square feet (excluding ground lease space).

Carver Creek Shopping Center; Dallas, Texas

On November 8, 2005, MB REIT purchased, from an unaffiliated third party, 9 A. K. L.P., a fee simple interest in an existing retail center in Dallas, Texas for a cash purchase price of approximately $2.1 million.  The center contains approximately 33,321 of gross leasable square feet.

Chili's; Jacinto City, Texas

On November 8, 2005, MB REIT purchased, from an unaffiliated third party, AK 1-10 East, L.P., a fee simple interest in an existing ground lease property with a single-user building on it located at the Hunting Bayou Shopping Center in Jacinto City, Texas for a cash purchase price of approximately $951,000.

Joe's Crab Shack; Jacinto City, Texas

On November 8, 2005, MB REIT purchased, from an unaffiliated third party, AK Texas Venture Capital, L.C., a fee simple interest in an existing ground lease property with a single-user building on it in Jacinto City, Texas for a cash purchase price of approximately $1.3 million.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements, ProForma Financial Information and Exhibits

(a)

Financial Statements

Audited financial statements will be filed for 11500 Market Street Building, Blackhawk Town Center, Carver Creek Shopping Center, Chili's and Joe's Crab Shack as part of the New Quest Properties Portfolio under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	December 22, 2005